UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2025

Landsea Homes Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 McKinney Avenue, Suite 1000
Dallas, TX , 75202

(Address of principal executive offices) (Zip Code)

  (949) 345-8080
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

At the effective time of the Merger (as defined below) (the “Effective Time”), Landsea Homes Corporation (the “Company”) terminated its Amended and Restated Credit Agreement, dated as of April 19, 2024 (as amended, restated, supplemented or otherwise modified prior to the Effective Time, the “Existing Credit Agreement”), by and among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent and L/C issuer, U.S. Bank National Association, as joint lead arranger and syndication agent, and BofA Securities, Inc, as joint lead arranger and a sole bookrunner. The termination of the Existing Credit Agreement was effectuated following the full repayment of all outstanding obligations under the Existing Credit Agreement, which was funded through the proceeds received from the Merger.

On June 9, 2025, the Company issued a notice of conditional full redemption (the “Redemption Notice”) with respect to its 11.0% Senior Notes due 2028 (the “11.0% Notes”) pursuant to the Note Purchase Agreement (as amended and supplemented from time to time, the “NPA”), dated as of July 17, 2023, among the Company, the holders from time to time party thereto and U.S. Bank Trust Company, National Association, as the agent. Pursuant to the Redemption Notice, the Company gave holders of the 11.0% Notes notice that it will redeem all of the outstanding principal amount of the 11.0% Notes on June 25, 2025 (the “Redemption Date”) at a redemption price equal to 100.000% of the principal amount of the Notes, plus the Make-Whole Amount (as defined in the NPA) as of the Redemption Date, plus accrued and unpaid interest to the Redemption Date. The conditions to the redemption have been satisfied and the 11.0% Notes were redeemed and cancelled on June 25, 2025.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 13, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lido Holdco, Inc. (“Parent”) and Lido Merger Sub, Inc. (“Merger Sub”), a wholly owned, direct subsidiary of Parent, on May 12, 2025.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 23, 2025, Merger Sub commenced a tender offer, as subsequently amended and supplemented on June 2, 2025 and June 10, 2025 (such offer, as amended and supplemented, the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, par value $0.0001 per share of the Company (the “Shares”), at a purchase price of $11.30 per Share, net to the holders thereof, in cash, without interest thereon and less any applicable tax withholding (the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at 12:00 Midnight, New York City time, on June 24, 2025 (one minute after 11:59 p.m., New York City time, on June 23, 2025, such date and time, the “Expiration Time”), and the Offer was not further extended. Merger Sub was advised by Continental Stock Transfer & Trust Company, the depositary for the Offer, that, as of the Expiration Time, a total of 30,399,652 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 83.27% of the issued and outstanding Shares as of the Expiration Time. As of the Expiration Time, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Promptly after the Expiration Time, Merger Sub accepted all Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on June 25, 2025 (the “Closing Date”), by causing Merger Sub to merge with and into the Company (the “Merger”) pursuant to the Merger Agreement without a vote of the Company stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the Effective Time, Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned directly by the Company (or any wholly owned subsidiary of the Company), Parent, Merger Sub or any of their respective affiliates prior to the Effective Time, or (ii) owned by any stockholder who is entitled to demand and has properly and validly demanded their statutory right of appraisal of such Shares in accordance with, and in compliance in all respects with, Section 262 of the DGCL) was automatically canceled and ceased to exist and was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”).

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof: (i) each option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was canceled and terminated and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company Option by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Option, (ii) each award of restricted stock units covering Shares (each, a “Company RSU Award”) that was outstanding immediately prior to the Effective Time was canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration, (iii) each award of performance share units covering Shares (each, a “Company PSU Award”) that was outstanding immediately prior to the Effective Time, was canceled and terminated and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company PSU Award (with performance-based goals deemed to be achieved at the “target” level of performance), by (y) the Merger Consideration and (iv) each Warrant (as defined in the Merger Agreement) that is outstanding and unexercised immediately prior to the Effective Time will be treated in accordance with the terms and conditions specified in the Warrant. All amounts payable upon cancellation of the Company Options, Company RSU Awards and Company PSU Awards will be paid as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the Effective Time and will be subject to deduction for any required tax withholding.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on May 13, 2025, which is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On June 25, 2025, in connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares and Warrants from Nasdaq and the deregistration of such Shares and Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on June 25, 2025 and trading of Shares and Warrants has been suspended. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares and Warrants under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares and Warrants.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through debt financing, land bank funding and equity financing.

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On June 25, 2025, in connection with the consummation of the Merger, each of John Ho, Bruce Frank, Qin (Joanna) Zhou, Thomas Hartfield, Elias Farhat, Mollie Fadule, Rajinder Singh and Susan Lattmann resigned as members of the Board of Directors of the Company (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. The resignations of such directors from the Board were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On June 25, 2025, in connection with the consummation of the Merger, Matthew R. Zaist, Peter B. Sinensky and Alexander Liao became the directors of the Surviving Corporation in lieu of the Company’s existing directors. Information about Matthew R. Zaist, Peter B. Sinensky and Alexander Liao is contained in the Offer to Purchase, filed by Merger Sub, Parent and Apollo Management IX, L.P. as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on May 23, 2025, which information is incorporated herein by reference.

Effective as of the Effective Time, each executive officer of the Company immediately prior to the Effective Time ceased to be an officer of the Surviving Company, and (i) Matthew R. Zaist was appointed President and Chief Executive Officer of the Surviving Corporation, (ii) Robert Irwin was appointed Chief Financial Officer of the Surviving Corporation, (iii) John Bohnen was appointed Chief Operating Officer of the Surviving Corporation, (iv) Miek Harbur was appointed Executive Vice President, General Counsel and Secretary of the Surviving Corporation and (v) Matthew Gibson was appointed Executive Vice President, Investments of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Pursuant to the terms of the Merger Agreement, on June 25, 2025, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and, as so amended and restated, became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On June 25, 2025, the Company and The New Home Company Inc. issued a joint press release announcing the completion of the Offer and the consummation of the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section  18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On June 25, 2025, in connection with the cash tender offer and consent solicitation with respect to the Company’s 8.875% Senior Notes due 2029 (the “8.875% Notes” and such offer, the “Debt Tender Offer”) previously announced by Merger Sub as further detailed in Merger Sub’s Offer to Purchase and Consent Solicitation Statement, dated May 13, 2025, Merger Sub purchased all of the 8.875% Notes that were validly tendered and not validly withdrawn pursuant to the Debt Tender Offer. Approximately 97.95% of the outstanding aggregate principal amount of the 8.875% Notes was repurchased and cancelled in connection with the Debt Tender Offer.

On June 25, 2025, as a result of the Merger, in accordance with the terms of the Warrants, each Warrant now represents only the right to purchase and receive, upon the terms and conditions specified in the Warrants, one-tenth of the Merger Consideration. In addition, in connection with the consummation of the Merger, the warrant price per one-tenth of the Merger Consideration was temporarily reduced to $0.908, effective from June 25, 2025 (the date this report was filed) until July 25, 2025. Following July 25, 2025, the warrant price will increase back to an amount in excess of the Merger Consideration and all outstanding Warrants will be deemed cancelled and the Company will have no further obligations in respect of unexercised Warrants.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of May 12, 2025, by and among Lido Holdco, Inc., Lido Merger Sub, Inc. and Landsea Homes Corporation (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on May 13, 2025).*

3.1	Third Amended and Restated Certificate of Incorporation of Landsea Homes Corporation (filed herewith).

3.2	Third Amended and Restated Bylaws of Landsea Homes Corporation (filed herewith).

99.1	Press Release, dated as of June 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2025

Landsea Homes Corporation

By:	/s/ Miek Harbur
Name: Miek Harbur
Title: Executive Vice President, General Counsel and Secretary